Exhibit 21.1
CONFIDENTIAL TREATMENT REQUESTED BY JUSHI HOLDINGS INC. PURSUANT TO 17 C.F.R. SECTION 200.83

Subsidiaries

The following are our majority-owned subsidiaries as of April 1, 2024:

NAME	State or Country of Incorporation	Ownership Percentage
Jushi Inc	Delaware	100%
Agape Total Health Care Inc.	Pennsylvania	100%
Bear Flag Assets, LLC	California	100%
GSG SBCA, Inc.	California	100%
Beyond Hello IL Holdings, LLC	Illinois	100%
Beyond Hello IL, LLC	Illinois	100%
Franklin Bioscience – Penn LLC	Pennsylvania	100%
Franklin Bioscience – NE LLC	Pennsylvania	100%
Franklin Bioscience – SE LLC	Pennsylvania	100%
Franklin Bioscience – SW LLC	Pennsylvania	100%
JMGT, LLC	Florida	100%
JREH, LLC	Delaware	100%
JREHCA, LLC	California	100%
JREHNV, LLC	Nevada	100%
JREHPA, LLC	Pennsylvania	100%
JREHIL, LLC	Illinois	100%
JREHVA, LLC	Virginia	100%
JREHOH, LLC	Ohio	100%
Jushi GB Holdings, LLC	California	100%
Milkman, LLC	California	100%
Jushi IP, LLC	Delaware	100%
Jushi MA, Inc.	Massachusetts	100%
Valiant Enterprises, LLC	Massachusetts	100%
Jushi OH, LLC	Ohio	100%
Ohigrow, LLC	Ohio	100%
Franklin Bioscience OH, LLC	Ohio	100%
Campbell Hill Ventures, LLC	Ohio	100%
Jushi PS Holdings, LLC	California	100%
Organic Solutions of the Desert LLC	California	100%
Jushi VA, LLC	Virginia	100%
Dalitso, LLC	Virginia	100%
Mojave Suncup Holdings, LLC	Nevada	100%
Production Excellence, LLC	Nevada	100%
Franklin Bioscience NV LLC	Nevada	100%
SF-D Inc.	Nevada	100%
Jushi NV CLV, Inc.	Nevada	100%
Nuleaf CLV Dispensary, LLC	Nevada	100%
Jushi NV, Inc.	Nevada	100%

Exhibit 21.1

NAME	State or Country of Incorporation	Ownership Percentage
Nuleaf Reno Production, LLC	Nevada	100%
Nuleaf Sparks Production, LLC	Nevada	100%
Nuleaf Clark Dispensary, LLC	Nevada	100%
Nuleaf Incline Dispensary, LLC	Nevada	100%
Eagle Eye Enlightenment, Inc.	Delaware	100%
Northeast Ventures Holdings, LLC	Pennsylvania	100%
Pennsylvania Dispensary Solutions, LLC	Pennsylvania	100%
PASPV Holdings, LLC	Pennsylvania	100%
Pennsylvania Medical Solutions LLC	Pennsylvania	100%
Sound Wellness Holdings, Inc.	Delaware	100%
Jushi Europe SA	Switzerland	51%
JPTREH LDA	Portugal	100%

Certain subsidiaries have been omitted since, in the aggregate, they do not represent a significant subsidiary.